PRESS RELEASE
Parallel Petroleum Corporation
1004 N. Big Spring, Suite 400	Contact:	Cindy Thomason
Midland, TX 79701 (432) 684-3727		Manager of Investor Relations
http://www.plll.com		cindyt@plll.com

PARALLEL PETROLEUM ANNOUNCES 52% INCREASE IN PROVED RESERVES

MIDLAND, Texas, (BUSINESS WIRE), January 29, 2007 - Parallel Petroleum Corporation (NASDAQ:PLLL) today announced its proved reserves as of December 31, 2006.

Proved Reserves as of December 31, 2006

As estimated by its independent engineers, Parallel’s proved reserves as of December 31, 2006 increased approximately 52% to 38.5 million equivalent barrels of oil (MMBOE), as compared to 25.4 MMBOE as of December 31, 2005. Of the 13.1 MMBOE net increase, approximately 5.8 MMBOE were associated with the Company’s two emerging resource gas projects and approximately 7.9 MMBOE were associated with its Permian Basin long-life oil projects, offset by a decrease of approximately 0.6 MMBOE associated with its gas projects located onshore the gulf coast of south Texas. The 2006 year-end proved reserves were 48% proved developed producing, 3% proved developed non-producing, and 49% proved undeveloped. The 2006 year-end proved reserves by volume were 75% oil and 25% natural gas. Please refer to Table 1 below for information pertaining to total proved reserves by category.

The Company’s Permian Basin long-life oil projects represented approximately 87% of its proved reserves value, and its two emerging resource gas projects represented approximately 9% of the value. The NYMEX price per barrel of oil increased slightly from $61.04 to $61.06, and the NYMEX price per Mcf of natural gas decreased 42% from $9.43 to $5.47, when comparing December 31, 2005 to December 31, 2006. Please refer to Table 2 below for detail of proved reserves by area/property as of December 31, 2006.

Management Comments

Larry C. Oldham, Parallel’s President commented, “We are extremely pleased to have increased our proved reserves volumes by 52% during 2006. This was accomplished by the diligent efforts of the entire Parallel team. Because of our extensive acreage positions and inventory of drillable locations associated with our two emerging resource gas projects and our five low-risk development oil projects, we are in an excellent position to continue to build significant value for our shareholders. We look forward to continued growth in 2007.”

TABLES FOLLOW

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Parallel Petroleum Announces Proved Reserves as of December 31, 2006
January 29, 2007

Proved Reserves as of December 31, 2005 and December 31, 2006

The following Table 1 represents Parallel’s total proved reserves by category and the Standardized Measure of Discounted Future Net Cash Flows as of December 31, 2005, and December 31, 2006.

TABLE 1

PROVED RESERVES AS OF DECEMBER 31, 2005 AND DECEMBER 31, 2006

	December 31, 2005 (1)	December 31, 2006 (1)		Percentage Change
Total Proved Reserves:
Oil (MMBbls)	21.2	28.7		35%

Gas (Bcfg)	25.2	58.9		134%
MMBOE	25.4	38.5		52%

SEC Reserve Categories:
PDP (MMBOE) (2)	16.0	18.3		14%
PDNP (MMBOE) (3)	0.5	1.4		180%
PUD (MMBOE) (4)	8.9	18.8		111%
Total Proved Reserves (MMBOE)	25.4	38.5		52%

Standardized Measure of
Discounted Future Net Cash Flows ($MM)	$361	$329	(5)	(9)%

NYMEX prices:
Per Bbl of oil	$61.04	$61.06		0%
Per Mcf of natural gas	$9.43	$5.47		(42)%

Realized prices:
Per Bbl of oil	$56.09	$54.67		(3)%
Per Mcf of natural gas	$8.68	$5.00		(42)%

(1) Based on independent reserve studies prepared by Cawley, Gillespie & Associates, Inc., our independent petroleum engineers.
(2) PDP is proved developed producing reserves.
(3) PDNP is proved developed non-producing reserves.
(4) PUD is proved undeveloped reserves.
(5) The Standardized Measure of Discounted Future Net Cash Flows as of December 31, 2006 has been calculated utilizing the estimated future income tax rate as of December 31, 2006.

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Parallel Petroleum Announces Proved Reserves as of December 31, 2006
January 29, 2007

Proved Reserves by Area/Property as of December 31, 2006

The following Table 2 represents Parallel’s proved reserves, on a property basis, and the estimated Standardized Measure of Discounted Future Net Cash Flows as of December 31, 2006.

TABLE 2

PROVED RESERVES BY AREA/PROPERTY AS OF DECEMBER 31, 2006

	Proved Reserves as of 12-31-06 (1)
	PDP (2)		PDNP (3)		PUD (4)		Total Proved
AREA/PROPERTY	MMBOE	PV-10%($MM)	MMBOE	PV-10%($MM)	MMBOE (5)	PV-10%($MM)	MMBOE	PV-10%($MM)	% of PV-10%

Resource Projects
Barnett Shale	1.07	$11.8	0.11	$1.1	1.79	$7.0	2.97	$19.9	4.2%
New Mexico Wolfcamp	1.21	15.1	0.41	4.8	2.47	2.5	4.09	22.4	4.8%
Total Resource Projects	2.28	$26.9	0.52	$5.9	4.26	$9.5	7.06	$42.3	9.0%

Permian Basin of West Texas
Fullerton San Andres	9.16	$146.5	0.05	$1.6	0.43	$6.1	9.64	$154.2	32.8%
Carm-Ann San Andres/N. Means Queen	1.72	29.5	0.28	6.3	5.82	30.9	7.82	66.7	14.2%
Harris San Andres	2.05	39.1	0.29	5.9	6.12	62.8	8.46	107.8	23.0%
Diamond M Shallow	0.39	2.6	0.18	5.0	1.43	24.8	2.00	32.4	6.9%
Diamond M Canyon Reef	0.92	15.1	-	-	0.74	21.4	1.66	36.5	7.8%
Other Permian Basin	0.99	12.2	-	-	-	-	0.99	12.2	2.6%
Total Permian Basin	15.23	$245.0	0.80	$18.8	14.54	$146.0	30.57	$409.8	87.3%

Onshore Gulf Coast of South Texas
Yegua/Frio	0.49	$8.7	0.04	$0.9	0.04	$-	0.57	$9.6	2.0%
Wilcox	0.27	6.1	-	-	-	-	0.27	6.1	1.3%
Cook Mountain	0.07	1.6	-	-	-	-	0.07	1.6	0.4%
Total Gulf Coast	0.83	$16.4	0.04	$0.9	0.04	$-	0.91	$17.3	3.7%

GRAND TOTAL	18.34	$288.3	1.36	$25.6	18.84	$155.5	38.54	$469.4	100.0%

Estimated Future Income Taxes (6)		(92.6)		(6.9)		(40.4)		(139.9)

Estimated Standardized Measure of
Discounted Future Net Cash Flows		$195.7		$18.7		$115.1		$329.5

(1)   Based on independent reserve study by Cawley, Gillespie & Associates, Inc. utilizing NYMEX prices of $61.06 per barrel of oil and $5.47 per Mcf of natural gas, and realized average prices of $54.67 per barrel of oil and $5.00 per Mcf of natural gas, as of December 31, 2006.

(2) PDP is proved developed producing reserves.
(3) PDNP is proved developed non-producing reserves.
(4) PUD is proved undeveloped reserves.
(5) The development of these PUD reserves will require, over the next three years, approximately $132.0 million of capital investment, which has already been deducted from the reserves value.
(6) Future income taxes have been estimated utilizing the tax rate applicable to the Standardized Measure of Discounted Future Net Cash Flows as of December 31, 2006.

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Parallel Petroleum Announces Proved Reserves as of December 31, 2006
January 29, 2007

The Company

Parallel Petroleum is an independent energy company headquartered in Midland, Texas, engaged in the acquisition, exploration, development and production of oil and gas using 3-D seismic technology and advanced drilling, completion and recovery techniques. Parallel’s primary areas of operation are the Permian Basin of West Texas and New Mexico, North Texas Barnett Shale, Onshore Gulf Coast of South Texas, East Texas and Utah/Colorado. Additional information on Parallel Petroleum Corporation is available at http://www.plll.com.

This release contains forward-looking statements subject to various risks and uncertainties that could cause the Company’s future plans, objectives and performance to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “plan,” “subject to,” “anticipate,” “estimate,” “continue,” “present value,” “future,” “reserves”, “appears,” “prospective,” or other variations thereof or comparable terminology. Factors that could cause or contribute to such differences could include, but are not limited to, those relating to the results of exploratory drilling activity, the Company’s growth strategy, changes in oil and natural gas prices, operating risks, availability of drilling equipment, outstanding indebtedness, weaknesses in our internal controls, the inherent variability in early production tests, changes in interest rates, dependence on weather conditions, seasonality, expansion and other activities of competitors, changes in federal or state environmental laws and the administration of such laws, and the general condition of the economy and its effect on the securities market. While we believe our forward-looking statements are based upon reasonable assumptions, these are factors that are difficult to predict and that are influenced by economic and other conditions beyond our control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

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